       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF OCTOBER 31, 2000

AGGREGATE RECEIVABLES                      NUMBER OF                PERCENT OF                     AGGREGATE             PERCENT OF
BALANCE                                        ACCTS                 NUMBER OF                   RECEIVABLES              AGGREGATE
                                                                         ACCTS                       BALANCE            RECEIVABLES
                                                                                                                            BALANCE

 1.       5,000 or less                       17,451                  62.85%                 $30,095,176.61                  5.53%

 2.       5,000 -    10,000                    3,805                  13.70%                 $26,880,268.66                  4.94%

 3.      10,000 -    25,000                    3,282                  11.82%                 $51,577,145.71                  9.48%

 4.      25,000 -    50,000                    1,452                   5.23%                 $50,900,170.15                  9.35%

 5.      50,000 -    75,000                      571                   2.06%                 $34,736,669.42                  6.38%

 6.      75,000 -   100,000                      287                   1.03%                 $24,716,271.13                  4.54%

 7.     100,000 -   250,000                      580                   2.09%                 $87,734,090.01                 16.12%

 8.     250,000 -   500,000                      194                   0.70%                 $66,902,728.26                 12.29%

 9.     500,000 - 1,000,000                       85                   0.31%                 $60,581,143.70                 11.13%

10.   1,000,000 - 5,000,000                       55                   0.20%                 $98,353,058.30                 18.07%

11.          Over 5,000,000                        2                   0.01%                 $11,688,739.47                  2.15%


Total:                                        27,764                                        $544,165,461.42  (1)


(1)  Includes $680,370.17 of loan commitments

            AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT
                          TERM - IDENTIFIED PORTFOLIO
                             AS OF OCTOBER 31, 2000

REMAINING                         NUMBER OF ACCTS                PERCENT                   AGGREGATE             PERCENT OF
INSTALLMENT TERM                                            OF NUMBER OF                 RECEIVABLES              AGGREGATE
                                                                   ACCTS                     BALANCE            RECEIVABLES
                                                                                                                    BALANCE

03 Months or Less                          11,105                 40.00%              $73,426,069.02                 13.49%

04 to 06 Months                             9,695                 34.92%             $178,038,740.73                 32.72%

07 to 09 Months                             6,594                 23.75%             $208,516,614.61                 38.32%

10 to 12 Months                               224                  0.81%              $53,931,048.52                  9.91%

13 to 18 Months                                79                  0.28%              $12,883,489.74                  2.37%

More than 18 Months                            67                  0.24%              $17,369,498.80                  3.19%

Total:                                     27,764                                    $544,165,461.42 (1)


(1)  Includes $680,370.17 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF OCTOBER 31, 2000

              STATES                             AGGREGATE RECEIVABLES BALANCE                    PERCENTAGE OF AGGREGATE
                                                                                                      RECEIVABLES BALANCE
   CALIFORNIA                                                  $115,539,546.95                                     21.23%
   TEXAS                                                        $62,023,578.38                                     11.40%
   NEW YORK                                                     $40,417,330.53                                      7.43%
   PENNSYLVANIA                                                 $32,510,089.08                                      5.97%
   FLORIDA                                                      $28,860,573.86                                      5.30%
   OHIO                                                         $22,168,199.06                                      4.07%
   NEW JERSEY                                                   $19,164,935.25                                      3.52%
   LOUISIANA                                                    $15,167,932.35                                      2.79%
   WASHINGTON                                                   $14,367,374.02                                      2.64%
   ILLINOIS                                                     $13,918,335.90                                      2.56%
   GEORGIA                                                      $12,923,235.30                                      2.37%
   MICHIGAN                                                     $12,468,937.01                                      2.29%
   MASSACHUSETTS                                                $12,436,600.46                                      2.29%
   TENNESSEE                                                    $11,527,618.98                                      2.12%
   COLORADO                                                      $9,038,229.16                                      1.66%
   VIRGINIA                                                      $9,036,328.60                                      1.66%
   KANSAS                                                        $8,067,516.52                                      1.48%
   CONNECTICUT                                                   $7,052,146.63                                      1.30%
   OREGON                                                        $6,797,923.98                                      1.25%
   MISSOURI                                                      $6,489,399.02                                      1.19%
   ALASKA                                                        $6,007,295.58                                      1.10%
   WEST VIRGINIA                                                 $5,584,816.61                                      1.03%
   KENTUCKY                                                      $5,491,744.97                                      1.01%
   ALABAMA                                                       $5,214,604.96                                      0.96%
   NEVADA                                                        $5,059,270.50                                      0.93%
   INDIANA                                                       $4,928,638.24                                      0.91%
   MISSISSIPPI                                                   $4,739,304.66                                      0.87%
   NORTH CAROLINA                                                $4,647,407.89                                      0.85%
   IDAHO                                                         $4,573,112.61                                      0.84%
   MARYLAND                                                      $4,296,034.36                                      0.79%
   ARIZONA                                                       $4,111,616.28                                      0.76%
   OKLAHOMA                                                      $3,765,765.47                                      0.69%
   SOUTH CAROLINA                                                $3,246,264.08                                      0.60%
   MINNESOTA                                                     $3,228,706.91                                      0.59%
   ARKANSAS                                                      $3,073,520.90                                      0.56%
   UTAH                                                          $2,896,550.99                                      0.53%
   WISCONSIN                                                     $2,517,510.39                                      0.46%
   NEW HAMPSHIRE                                                 $2,465,605.81                                      0.45%
   HAWAII                                                        $2,345,410.71                                      0.43%
   NEBRASKA                                                      $1,806,934.19                                      0.33%
   DISTRICT OF COLUMBIA                                          $1,110,765.97                                      0.20%
   MAINE                                                         $1,040,665.88                                      0.19%
   IOWA                                                            $574,447.10                                      0.11%
   MONTANA                                                         $532,632.63                                      0.10%
   RHODE ISLAND                                                    $406,534.87                                      0.07%
   WYOMING                                                         $366,425.32                                      0.07%
   SOUTH DAKOTA                                                    $131,299.67                                      0.02%
   DELAWARE                                                         $16,486.29                                      0.00%
   NEW MEXICO                                                        $6,315.14                                      0.00%
   NORTH DAKOTA                                                      $3,941.40                                      0.00%
   VERMONT                                                                   -                                          -
    Total:                                                     $544,165,461.42  (1)                               100.00%


   (1)  Includes $680,370.17 of loan commitments

                            LOAN LOSS EXPERIENCE (1)

                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO

                                                          TEN MONTHS
                                                       ENDED OCTOBER 31,                       YEAR ENDED DECEMBER 31,
                                                    2000               1999               1999           1998          1997
                                                    ----               ----               ----           ----          ----

Average Outstanding Principal Balance (2)         $533,505           $528,903            527,470       $536,913     $562,229
Gross Charge-Offs                                    1,646              2,288              2,756          3,010        1,002
Recoveries                                             701                991              1,185            804          102
Net Charge-Offs                                        945              1,297              1,571          2,206          900
Net Charge Offs as a Percentage                      0.21% (3)          0.29% (3)          0.30%          0.41%        0.16%
of Average Aggregate Outstanding
Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                          AT OCTOBER 31,                           AT DECEMBER 31,
Number of days a loan remains
overdue after cancellation of the
related insurance policy

                                         2000         1999                  1999         1998        1997
                                         ----         ----                  ----         ----        ----
31-89 days                               0.78%        0.82%                 0.95%        1.25%       1.17%
90-270 days                              0.68%        0.60%                 0.69%        0.91%       0.93%
Over 270 days (1)                        0.00%        0.00%                 0.00%        0.00%       0.00%
                                         -----        -----                 -----        -----       -----
    Total                                1.46%        1.42%                 1.64%        2.16%       2.10%
                                         =====        =====                 =====        =====       =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD

                              IDENTIFIED PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                            TEN MONTHS
                                                         ENDED OCTOBER 31,                       YEAR ENDED DECEMBER 31,
                                                     2000                1999                1999         1998         1997
                                                     ----                ----                ----         ----         ----

Average Month Principal Balance (1)                $533,505           $528,903            $527,470      $536,913      $562,229

Interest & Fee Income                                47,992             45,329              53,879        60,676        63,462

Average Revenue Yield on                              10.79% (3)         10.28% (3)          10.21%        11.30%        11.29%
Outstanding Principal Balance
Receivables (2)


(1)   Based on the average beginning of the month balances.

(2)   Line 2 divided by line 1.

(3)   Calculated on an annualized basis.